Exhibit 99.1

14040 Park Center Road, Suite 210, Herndon, VA 20171; 703-674-5500; Fax 703-674-5506
E-mail: info@steelcloud.com

For investor or marketing information contact: William D. Hughes at 703-674-5560, whughes@steelcloud.com
For financial information please access our web site at www.steelcloud.com

PRESS RELEASE
For Immediate Distribution

SteelCloud Receives Nasdaq Non-Compliance Notice
Issue Centers on Minimum Share Price Requirement

Herndon, VA—August 11, 2006—SteelCloud, Inc. (Nasdaq: SCLD), a leading engineering and manufacturing integrator of network centric and embedded computing solutions today announced it has received notice, under Marketplace Rule 4310(c)(4)(the "Rule"), that its common stock is subject to potential delisting from the Nasdaq National Market because the bid price of the Company's common stock closed below the minimum $1.00 per share requirement for 30 consecutive business days prior to August 8, 2006.

“Under Marketplace Rule 4310(c)(8)(D) SteelCloud has been granted an initial 180 calendar days, or until February 5, 2007, to regain compliance. If at anytime before February 5, 2007, the bid price of the Company's common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, SteelCloud will be provided written notification that it complies with the Rule.

Further, if compliance with this Rule cannot be demonstrated by February 5, 2007, Nasdaq will determine whether the Company meets The Nasdaq Capital Market initial listing criteria as set forth in Marketplace Rule 4310(c), except for the bid price requirement. If the Company meets the initial listing criteria, Nasdaq will notify the Company that it has been granted an additional 180 calendar day compliance period.

If the Company is not eligible for an additional compliance period, Nasdaq will notify the Company that its common stock will be delisted. At that time, the Company may appeal this determination to delist its securities to a Listing Qualification Panel.

The Company continues to operate in the normal course of business and is actively pursuing a number of initiatives to bring the Company into compliance with the minimum share price requirement.

About SteelCloud

SteelCloud is a leading provider of turnkey appliance servers, network security and infrastructure management solutions, and professional services. SteelCloud designs and manufactures specialized servers and appliances for volume users, large integrators and OEM customers. The Company delivers IT solutions in the form of security and infrastructure software, appliances, and professional services. In addition, the Company designs and develops proprietary SteelCloud products. SteelCloud’s ISO 9001:2000 certified Quality Management System has procedures in place for continuous quality improvement in all aspects of its business. Over its 18-year history, SteelCloud has won numerous awards for technical excellence and outstanding customer service. SteelCloud can be reached at 703-674-5500. Additional information is available at www.steelcloud.com.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: Except for historical information, all of the statements, expectations and assumptions contained in the foregoing are forward looking statements that involve a number of risks and uncertainties. It is possible that the assumptions made by management are not necessarily the most likely and may not materialize. In addition, other important factors that could cause actual results to differ materially include the following: business conditions and the amount of growth in the computer industry and general economy; competitive factors; ability to attract and retain personnel, including key sales and management personnel; the price of the Company's stock; and the risk factors set forth from time to time in the Company's SEC reports, including but not limited to its annual report on Form 10-K and its quarterly reports on Forms 10-Q; and any reports on Form 8K. SteelCloud takes no obligation to update or correct forward-looking statements.